SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2025

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-127953	59-3509694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9375 E. Shea Blvd., Suite 107-B, Scottsdale AZ	85260
(Address of principal executive offices)	(Zip Code)

(800) 213-0689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

Item 8.01 Other Events.

SolarWindow Technologies, Inc.(“SolarWindow” or the “Company”) reports that the British Columbia Securities Commission (the “BCSC”) has revoked the failure-to-file cease trade order ("FFCTO") issued by the BCSC against the Company on January 10, 2023. The CTO was issued as the result of the Company’s delay in filing its audited annual financial statements, accompanying management discussion and analysis, and officer certifications for the financial year ended August 31, 2022 (the “Annual Filings”) in accordance with the applicable rules and regulations in British Columbia, Canada (the “Canadian Regulations”). The Company has filed the Annual Filings pursuant to the Canadian Regulations as well as applicable rules and regulations in the United States. The revocation of the FFCTO is effective as of May 7, 2025.

The Annual Filings have all been filed and are available for review under SolarWindow’s SEDAR+ profile at www.sedarplus.ca and on the United States Securities and Exchange Commission website at https://www.sec.gov/edgar/searchedgar/legacy/companysearch.html.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on May 7, 2025.

SolarWindow Technologies, Inc.

By:	Justin Frere
Name:	Justin Frere, CPA
Title:	Chief Financial Officer